Exhibit 10.1

                          TECHNOLOGY LICENSE AGREEMENT

     THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made the _day of_, 2007

BETWEEN:
JOHN RIVERA, an individual, whose registered office is at 110 L.E. Barry Road, Natchez, MS 39120 (the "Licensor");

AND
SUSTAINABLE POWER CORP., a company incorporated in Nevada, whose registered office is at 110 L.E. Barry Road, Natchez, MS 39120 (the "Licensee");

AND
U.S. SUSTAINABLE ENERGY CORPORATION, a company incorporated in Nevada, whose registered office is at 110 L.E. Barry Road, Natchez, MS 39120 (the "Sub-Licensee").

WHEREAS:

     A. The Licensor has developed and is the sole and exclusive owner of the Intellectual Property Rights in the Technology (as these terms are defined herein).

     B. The Licensee wishes to obtain a license to use the Technology for the purpose of licensing such to Sub-Licensee.

     C. The Licensor is prepared to grant to the Licensee, a non-exclusive, non-transferable and revocable right and license to the Technology within the Territory, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency are acknowledged, the parties hereby agree as follows:

1. DEFINITIONS
"CONFIDENTIAL INFORMATION"      Means all information (whether in print, oral,
                                magnetic, optical or electronic form) which is expressly marked as confidential or which is manifestly of a confidential nature or which is confirmed in writing to be confidential within thirty (30) days of its disclosure. It shall include, but shall not be limited to, all information of the Licensor which relates to:

                                (a) the subject matter of this Agreement;

                                (b)  the  content  of  the  Technology,
                                including all directions, instructions, manual, drawings and/or processes (whether in tangible form or otherwise) provided to the Licensee arising out of connection with the use of the Technology or any part thereof.

                                (c)  the  personnel,  policies,  product
                                plans, designs, costs, finances, marketing plans, research development or business strategies of the Licensor; and

                                (d) the terms upon which the Technology is being supplied pursuant to this Agreement. Information shall not be considered confidential to the extent that it is publicly disclosed through no fault of the receiving party hereto, either before or after it becomes known to the receiving party.

"DOCUMENTATION"                 Means the operating manuals, guides and other
                                support  materials  provided  by  the
                                Licensor to the Licensee in either print, magnetic, optical or electronic form, including any materials which are designed to assist or supplement the understanding or application of the Technology.

"EFFECTIVE DATE"                Means the___ day of________2007

"IMPROVEMENTS"                  Means any and all changes, modifications,
                                additions, alterations, enhancements, upgrades and development to the Technology, but shall not include any part of the Technology or Documentation, which remains proprietary to the Licensor.

"INTELLECTUAL PROPERTY RIGHTS"  Mean any and all the vested, contingent or future inventions, innovations, discoveries, design rights, inventions, innovations, discoveries, design rights, model rights, patents, patent applications, trade secrets, copyrights, codes, technical information and know-how, including but not limited to any methods, techniques, processes, discoveries, inventions, innovations, unpatentable processes, technical information, specifications, recipes, formulae, designs, plans documentation, drawings, data and other technical information, relating to the Technology, Documentation and the Licensed Product, registrations of and applications to register any of the aforesaid rights, rights in the nature of any of the aforesaid rights in. any country, rights in the nature of unfair competition rights and rights to sue for passing off relating to the Technology and Documentation and any other proprietary information belonging to the Licensor, whether solely, jointly or otherwise.

"LICENSE"                       Means the license granted to the Licensee under
                                Clause 2.

"LICENSE FEE"                   Means the fees payable by the Licensee to the
                                Licensor as set out in Clause 3.1.1.

"LICENSED PRODUCT"              Means any end product, in the form of liquid
                                biofuel, carbon ash, and/or biogas, which was derived using the Technology.

"PARTIES"                       Means the Licensor, Licensee, and the Sub-
                                Licensee collectively and "Party" means either the Licensor, the Licensee, or the Sub-Licensee as the context dictates.

"REVENUE"                       Means any and all revenues received and
                                receivable by the Licensee, including but not limited to transaction fees, subscription fees, and all other revenue sources attributable to the use of the Technology under this Agreement.
                                For the purposes of this definition, the Revenue shall be computed prior to any taxes, refund, discount, credit or other offset that the Licensee may deduct from the Revenue.

"SALE PRICE"                    Means the price quoted and charged by the
                                Licensee in direct sales to any party of any part of the Licensed Product, which price shall be determined at a later date.

"TECHNOLOGY"                    Means the "Rivera Process", a state-of-the-art
                                manufacturing technology which uses a highly efficient process to break down vegetable feedstock, as the same exists on the Effective
                                Date and to be licensed to the Licensee under this Agreement.

"TERM" Means the license duration as stipulated in Clause 11.1 below.

"TERRITORY"                     Means worldwide.

1.2      In this Agreement, unless contrary intention appears:

(a) the clause headings ate for ease of reference only and shall not be relevant to interpretation;

(b)  a reference to a clause number is a reference to its subclauses;

(c)  words in the singular number include the plural and vice versa;

(d)  words importing a gender include any other gender;

(e) a reference to a person includes individuals, bodies corporate and unincorporated associations and partnerships;

(f)  a reference to a clause is a reference to a clause of this Agreement;

(g)  the recitals to this Agreement do not form part of the Agreement; and

(h)  monetary references are references to the United States currency.

2. LICENSE

2.1 Subject to the Licensee's compliance with the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee a non-exclusive, non-transferable, revocable for cause right and license, to use the Technology solely for the purposes of:

     2.1.1. licensing the Technology to the Sub-Licensee to derive the Licensed Product; and in relation thereto,

     2.1.2. obtaining the Licensed Product from the Sub-Licensee once it has been derived.

2.2 The Licensee agrees and acknowledges that this license transfers to the Licensee neither title nor interest in the property or Intellectual Property Rights to the Technology, Licensed Product and Documentation. The Technology, Licensed Product and Documentation and the Intellectual Property Rights of whatever nature therein (including any copies, alterations, modifications or amendments made thereto) are and shall remain the sole property of the Licensor and the Licensor reserves the right to grant licenses to use the Technology, Licensed Product and/or Documentation to third parties.

2.3 All rights not expressly granted herein to the Licensee are reserved to the Licensor.

3. FEES

3.1. In consideration of the grant of the license herein, the Licensee agrees to pay the Licensor a non-refundable upfront license fee consisting of One Hundred Million (100,000,000) restricted shares of the Licensee's common stock being due and payable on the date of execution of this Agreement.

3.2. No royalty payments shall be due and payable to any party hereunder.

3.3 All Licensed Products derived from the Technology under the supervision of Sub-Licensee shall be the sole possession of the Licensee for the Term of this Agreement. Any and all revenues generated from the sale of such Licensed Products shall belong to the Licensee.

3.4. Time of payment shall be of the essence.

3.5. In the event of any failure to deliver the common stock due to the Licensor as described in Section 3.1 above, in accordance with the foregoing clauses, without prejudice to anything else in this Agreement and/or any other rights which the Licensor may have at law, the Licensor shall have the right to forthwith suspend or terminate the License hereby granted to the Licensee.

3.6. Upon termination of the License, the Licensor may repossess any of the Technology, Documentation and Licensed Product delivered to the Licensee and/or the Sub-Licensee or made by the Licensee including the Licensed Product in the control or possession of the Licensee, and the Licensee and/or Sub-Licensee shall return the Technology, Documentation and License Product to the Licensor. For such purpose, the Licensor or any one or more of its agents or authorized representatives shall be entitled at any time and without notice to enter upon any premises in which the same are or are reasonably believed by the Licensor to be kept, stored or used.

4. LICENSOR'S OBLIGATIONS

4.1. Upon the execution of this Agreement, the Licensee hereby confirms that the Licensor has effected full delivery of the Technology and Documentation and nothing in this Agreement shall be construed as requiring the Licensor to prepare or deliver to the Licensee the Technology, Documentation or any further information, documents or data relating thereto or engage in any technical studies or research or development or any other obligation with regards to the use and operation of any part of the Technology for and on behalf of the Licensee.

5. LICENSEE'S AND SUB-LICENSEE'S OBLIGATIONS

5.1. The Licensee and/or Sub-Licensee warrant(s) and undertake(s) that during the Term or the continuance of the license granted under this Agreement:

     5.1.1. the Technology and Documentation shall be used solely by the Licensee and/or Sub-Licensee and no other third party and only for the purposes contemplated by Clause 2 of this Agreement;

     5.1.2. the Licensee and/or Sub-Licensee shall not take any action which may impair the Licensor's ownership and exclusive rights to the Intellectual Property Rights;

     5.1.3. the Licensee and/or Sub-Licensee shall use the Technology only in accordance with the Documentation as prescribed or provided by the Licensor;

     5.1.5. the Licensee and or/Sub-Licensee shall not provide, disclose, divulge or make available or permit use of the Technology or Documentation by any third party without the Licensor's prior written consent (save for the Licensee's/Sub-Licensee's employees and then only such employees with the need to know);

     5.1.6. as to each employee that is provided access to the Technology and/or the Licensed Product, the Licensee and Sub-Licensee shall secure the employee's execution of a confidentiality agreement which provides that the employee may access and/or use the Technology and/or derive the Licensed Product only under terms and conditions of the confidentiality agreement, which terms shall be determined by the Licensee and Sub-Licensee with the approval of die Licensor, and which shall include, without limitation, express acknowledgement by the employee of the Licensor's property and rights in the Technology and the Licensed Product and express provisions prohibiting the employee to:

          5.1.6.1. sub-license, sell, lease, transfer, distribute the Technology or the Licensed Product in any manner whatsoever to any third party;

          5.1.6.2. make, manufacture, reproduce or replicate the Technology or the Licensed Product in any manner whatsoever to any third party;

          5.1.6.3. make modifications, additions, alterations, enhancements, improvements, upgrades or new versions of the Technology or Licensed Product in any manner whatsoever to any third party;

     5.1.7. the Licensee and/or Sub-Licensee shall effect and maintain adequate security measures acceptable to the Licensor and Sub-Licensee to safeguard the Technology from access and misuse by any unauthorized persons.

5.2. The Sub-Licensee shall be responsible for obtaining all necessary governmental approvals for the development and production of any Licensed Product, at the Sub-Licensee's expense, including, where applicable and without limitation, any safety or feasibility studies. The Sub-Licensee shall have the sole responsibility for any warning labels, packaging and instructions as to the use of the Licensed Product and for the quality control for any Licensed Product.

5.3. To the extent required by applicable laws, if at all, the Sub-Licensee agrees that the Licensed Product will be manufactured and/or provided in such countries, subject to such consents as may be required or obtained, if at all, from the relevant regulatory and/or administration and/or governmental authorities.

5.4. The Licensee and/or Sub-Licensee shall not use the name, logo or trademarks of the Licensor or any variation thereof without the Licensor's prior written consent.

5.5. The Licensee and/or Sub-Licensee agree(s) to register this Agreement with any foreign governmental agency which requires such registration, and the Licensee and/or Sub-Licensee shall pay all costs, including legal fees, in connection therewith. In addition, the

Licensee shall assure that all foreign laws affecting thus Agreement for the sale of the Licensed Product are satisfied.

5.6. The Licensee and Sub-Licensee shall maintain complete and accurate records of:

     5.6.1. all transactions relating to the Technology and the Licensed
     Product;

     5.6.2. the Revenue received by the Licensee,

     which records the Licensee and Sub-Licensee shall produce to the Licensor on request from time to time.

5.7. At the end of six (6) months from the Effective Date and thereafter on a half-yearly basis, the Licensee shall submit or caused to be submitted to the Licensor accurate and complete sales reports indicating the actual sales volume for the relevant half-year and individual sale prices. All sales reports shall be accompanied by copies of sale transaction documents, including all invoices to end-users of the Licensed Product.

5.9. The Licensee agrees that the Licensor shall, at reasonable intervals, have the right to appoint an independent auditor to examine the Licensee's relevant books and records. The cost of such audit conducted shall be borne by the Licensee.

6. WARRANTY AND LIABILITY

6.1. The Licensor represents and warrants that it has full right and power to enter into this Agreement.

6.2. The Technology is provided on an "As-Is" basis without any warranty of any kind, express or implied. The Licensor does not make or give any representation, warranty or undertakings to the following effect:

     6.2.1. that the functions contained in the Technology will meet the Licensee's specific requirements or that the functions contained in the Technology or the operation of the Technology will be uninterrupted or error free or that any defects will be corrected;

     6.2.2. that the Technology will be effective or fit for any purpose or that it is supplied by the Licensor free from any defect or error; or

     6.2.3. that the use or sale of the Licensed Product or the use of the Technology and/or Documentation will not infringe any of the copyright or other intellectual property rights or any other rights belonging to or alleged to belong to any third party.

6.3. The express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law, custom, trade usage, course of dealing or otherwise, all of which are hereby excluded to the fullest extent permitted by law.

6.4. The Licensor shall not be liable to the Licensee, Sub-Licensee or any third party for any special, indirect, incidental, compensatory, punitive, consequential, exemplary or any other damages whatsoever (mcluding, without limitation, damages for loss of profits or revenues, business interruption, loss of data, loss of business information, other pecuniary loss and costs of legal expense) in connection with this Agreement and, without limitation, the use or performance of the Technology.

6.5. The total and cumulative liability of the Licensor to the Licensee for any claims or damages under this Agreement, whether arising out of contract, tort or any other cause of action, shall be limited to direct damages and shall in no event exceed the sums paid by the Licensee to the Licensor under this Agreement in the last twelve (12) months prior to the event giving rise to the claim.

7. INTELLECTUAL PROPERTY RIGHTS

7.1. The Licensee and/or Sub-Licensee shall have no right to apply for registration of any of the Intellectual Property Rights anywhere in the world and the Licensee and/or Sub-Licensee shall at no time challenge the validity and the Licensor's ownership of the same.

7.2. Interest and tide to all Improvements carried out by the Licensee (the "Licensee's Improvements") and/or Sub-Licensee (the "Sub-Licensee's Improvements"), if any, shall be the subject-matter of intellectual property and shall vest solely and exclusively in the Licensor.

7.3. Licensee and/or Sub-Licensee shall report in writing to the Licensor the details of any and all Improvements carried out by the Licensee and/or Sub-Licensee and shall produce to the Licensor such written reports one month after the Effective Date and thereafter on the first day of every month thereafter, without demand. The Licensor shall be entitled at any time to be availed of further details of any such report furnished, including any record or document in support thereof.

7.4. Notwithstanding anything to the contrary, nothing in this Agreement shall be construed as according to the Licensee and/or Sub-Licensee any right whatsoever to customize, adapt alter or make any changes to the Technology.

7.5. For the avoidance of doubt, the Licensee and/or Sub-Licensee shall not be entitled to, and the Licensor shall not be obliged to provide, any Improvements, or any upgrade, development or improvement to the Technology and/or Licensed Product.

8. CONFIDENTIALITY

8.1. The Parties agree that during the Term of this Agreement and for a period of five (5) years after this Agreement expires or is terminated (as the case may be), a party receiving Confidential Information of the other party will continue:

     8.1.1. to maintain in confidence such Confidential Information to the same, extent such party maintains its own proprietary and confidential information;

     8.1.2. not to disclose such Confidential Information to any third party without prior written consent of the other party;

     8.1.3. not to use such Confidential Information for any purpose except those permitted by this Agreement; and

     8.1.4 not to directly or indirectly own or operate, advise or consult, or engage or participate in, any business that is producing or selling any product or products similar to or competitive with the Technology

8.2. Provided that where the Licensor is the party receiving Confidential Information, the Licensor may disclose all or part of that Confidential Information to its affiliates and associates on the basis that such affiliates and associates shall also observe and be bound by the provisions of this Agreement. For the purpose of this Agreement, the affiliates and associates of the Licensor shall include the Licensor's related corporations, any funding agency, its employees and professional and legal advisors.

8.3. Notwithstanding any other provision in this Agreement and for the avoidance of doubt, the Licensor shall be entitled to disclose to any third parties the fact of this Agreement and the Licensor's ownership of the Intellectual Property Rights and such disclosure may be for any purpose whatsoever.

9. INDEMNITY

9.1. The Licensee and/or Sub-Licensee shall indemnify and hold the Licensor harmless from and against any and all costs, losses, liabilities and expenses (including legal costs on a full indemnity basis) in connection with or arising out of:

     9.1.1. any breach of the Licensee and/or Sub-Licensee's obligations in this Agreement, including without limitation, any breach of warranties herein, or any third party claim, action or allegation brought about against the Licensor related to the Licensee and/or Sub-Licensee's use or misuse of the Technology, or the Licensed Product or Documentation or any Intellectual Property Rights, or any dispute between the Licensee, Sub-Licensee and any third party; or

     9.1.2. any act or omission or default by the Licensee and Sub-Licensee or its agents, employees and contractors pursuant to this Agreement.

9.2. The Parties acknowledge that the Intellectual Property Rights, Technology and the Licensed Product or Documentation are unique and valuable assets of the Licensor and that any unauthorized use, alteration, modification, reproduction, disclosure or transfer of such assets will result in irreparable injury to the Licensor for which monetary damages alone will not be an adequate remedy. Therefore, in addition to any other remedies available to the Licensor under this Agreement or otherwise, the Parties agree that any unauthorized use, alteration, modification, reproduction, disclosure or transfer of the Intellectual Property Rights, Technology, or the Licensed Product or Documentation will entitle the Licensor to any and all available equitable remedies against the Licensee and/or Sub-Licensee, including injunctive relief.

10. INFRINGEMENT ACTIONS

10.1. If any claim is made or threatened against the Licensee and/or Sub-Licensee by any third party that the exercise by the Licensee and/or Sub-Licensee of any rights granted under this Agreement by the Licensor infringes any intellectual property rights of any other person, the Licensee and/or Sub-Licensee shall fully notify the Licensor as soon as it becomes aware of the claim or threatened claim.

10.2. The Licensor shall be given full control of any proceedings or negotiations in connection with the claim and shall be exclusively entitled to appoint and instruct legal advisors and counsel in connection with any such proceedings or negotiations and to determine the forum for any such proceedings.

10.3. The Licensee and/or Sub-Licensee shall, at its own costs, give the Licensor all reasonable assistance for the purpose of any such proceedings or negotiations.

10.4. The Licensee and/or Sub-Licensee shall not pay or accept any such claim, or compromise any such proceedings without the written consent of the Licensor.

10.5. The Licensor shall be entitled to require the Licensee and/or Sub-Licensee to take such steps as the Licensor may reasonable require to mitigate or reduce any loss or damage.

10.6. The Licensee and/or Sub-Licensee shall permit any action to be brought in its name if required by law.

10.7. The Licensor shall have no liability to the Licensee and/or Sub-Licensee in respect of any claim for infringement of any intellectual property rights which is based on the use of or any other dealing in any of the Intellectual Property Rights otherwise than in accordance with this Agreement.

11. TERM AND TERMINATION

11.1. This Agreement shall last for a period of fifty (50) years from the Effective Date.

11.2. The Parties agree to review the commercial viability of the License granted under this Agreement at the end of two years from the Effective Date and may (but shall not be obliged to) vary, by mutual agreement in writing, the terms and conditions herein, including extending the term of this Agreement for a further period of fifty (50) years. Unless varied as aforesaid, this Agreement and its terms and conditions shall continue to apply for the balance of the Term.

11.3. This Agreement may be terminated:

     11.3.1. without cause, by the Licensor's giving not less than sixty
          (60) days' written notice to the Licensee and/or Sub-Licensee;

     11.3.2. forthwith by either party if the other commits any breach of any term of this Agreement and which (in the case of a breach capable of being remedied) is not remedied within fourteen (14) days of a written request to remedy the same.

11.4. Any termination of this Agreement howsoever occasioned shall be without prejudice to any other rights or remedies a party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of any party nor the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

11.5. Upon expiration or any termination of this Agreement (howsoever occasioned):

11.5.1. the Licensee and/or Sub-Licensee's rights to use the Technology, Licensed Product and Documentation and all other rights as set forth in this Agreement shall cease with immediate effect; and

     11.5.2. the Licensee and/or Sub-Licensee shall within fourteen (14) days deliver up, at its own cost and expense, to the Licensor the Technology, the Licensed Product and Documentation; and

     11.5.3. the Licensee and/or Sub-Licensee shall not use, have used, make, have made, sell, have sold and lease, sell or otherwise apply any technology which are similar to the Technology except through a license of the Technology to be granted by the Licensor on terms and conditions to be agreed in writing between the Licensor, Licensee and the Sub-Licensee.

12. GENERAL PROVISIONS

12.1. The relationship between the Licensor, Licensee and Sub-Licensee is that of independent contractors. The Licensor, Licensee and Sub-Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. The Licensor, Licensee, and Sub-Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

12.2. Neither this Agreement nor any rights granted hereunder may be assigned or transferred by the Licensee and/or Sub-Licensee without the prior written consent of the Licensor, which consent shall not be unreasonably withheld.

12.3. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by all parties.

12.4. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

12.5. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

12.6. This Agreement shall be construed and enforced in accordance with the laws of Nevada.

12.7. Except as provided in section 9.2 of this Agreement, any and all disputes arising out of or in connection with this Agreement including any question regarding its existence, validity or termination, shall be referred to arbitration in the State of Nevada. The arbitrator's decision shall be final and binding upon the parties and shall provide the sole and exclusive remedies of the parties. Any judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award or orders of enforcement. The commencement of any arbitration proceedings under this Clause shall in no way affect the continual performance of the obligations relates to the subject matter of such proceedings.

12.8. Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

12.9. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other Parties.

For the Licensor:        MR. JOHN RIVERA
                         110 L.E. Barry Road
                         Natchez, MS 39120
                         Phone: 601 446-8007
                         Fax: 601 446-8027


For the Licensee:        SUSTAINABLE POWER CORP.
                         MR. KELMER SMITH, PRESIDENT
                         110 L.E. Barry Road
                         Natchez, MS 39120
                         Phone: 601 446-8007
                         Fax: 601 446-8027

FOR THE SUB-LICENSEE:    U.S. SUSTAINABLE ENERGY CORPORATION
                         MR. ALEX MACHADO, PRESIDENT
                         110 L.E. Barry Road
                         Natchez, MS 39120
                         Phone: 601 446-8007
                         Fax: 601 446-8027

     Notice shall be deemed delivered upon the earlier of (i) when received,
     (ii) three (3) days after deposit into the mail or (iii) the day immediately following delivery to overnight courier (except Sunday and holidays).

12.11. If, at any time after the date of this Agreement the functions and operations of the Licensee and/or Sub-Licensee are assigned, merged, transferred into or otherwise form part of another organization (the "New Entity"), such that the New Entity takes over the whole or substantially the whole of the Licensor and/or Sub-Licensee's operations, then it is agreed that this Agreement may, at the option of the Licensor, be novated to the New Entity which will then assume all of the Licensor and/or Sub-Licensee's rights and obligations hereunder. It is further agreed that the Licensee and/or Sub-Licensee may assign all or any part of its rights hereunder to the New Entity for no consideration.

     IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN DATED AS OF THE DAY AND YEAR FIRST SET FORTH ABOVE.

For and on behalf of the Licensor:

JOHN RIVERA                                  WITNESS


\s\ John Rivera                              \s\ Brandy Cowan
---------------                              ----------------
John Rivera

For and on behalf of the Licensee:

SUSTAINABLE POWER CORP.                      WITNESS


\s\ Gerald Brant                             \s\ Jeff Greenlee
----------------                             -----------------
Gerald Brent
Chief Operating Officer


For and on behalf of the Sub-Licensee:

U.S. SUSTAINABLE ENERGY CORPORATION          WITNESS


\s\ Gerald Brent                             \s\ Lisa J. Ker
----------------                             ---------------
Gerald Brent
V.P. Operations/COO